EXHIBIT 21.1
SUBSIDIARIES OF REGISTRANT

STATE OF
NAME OF SUBSIDIARY	INCORPORATION
(CA) ADS, LLC	Delaware
308 ROUTE 38 INC	Delaware
308 ROUTE 38 LLC	Delaware
ALPENA FRANCHISE CORP.	Michigan
ALPENA LICENSE CORP.	Michigan
AZO DRIVER(DE) LLC	Delaware
AZO MECHANIC (DE) LLC	Delaware
AZO NAVIGATOR (DE) LLC	Delaware
AZO VALET (DE) LLC	Delaware
AZO-A L.P.	Delaware
AZO-B L.P.	Delaware
AZO-C L.P.	Delaware
AZO-D L.P.	Delaware
BILL CD LLC	Delaware
BONE (DE) LLC	Delaware
BONE MANAGER, INC.	Delaware
BROOMFIELD PROPERTIES CORP.	Colorado
CALL LLC	Delaware
CAMRB MANAGEMENT, LLC.	Delaware
CAREY ASSET MANAGEMENT CORP.	Delaware
CAREY FINANCIAL LLC	New York
CAREY MANAGEMENT, LLC	Delaware
CAREY MANAGEMENT SERVICES, INC.	Delaware
CAREY TECHNOLOGY PROPERTIES II LLC	Delaware
CD UP LP	Delaware
CITRUS HEIGHTS (CA) GP, LLC	Delaware
CORPORATE PROPERTY ASSOCIATES	California
CORPORATE PROPERTY ASSOCIATES 4	California
CORPORATE PROPERTY ASSOCIATES 6	California
CORPORATE PROPERTY ASSOCIATES 9, L.P.	Delaware
CORPORATE PROPERTY ASSOCIATES INTERNATIONAL INCORPORATED	Maryland
CPA PAPER INC.	Delaware
CROSS LLC	Georgia
DENTON (TX) QRS 10-2, LLC	Delaware
DRAYTON PLAINS (MI), LLC	Delaware
EMERALD DEVELOPMENT COMPANY, INC.	Delaware
FLY LLC	Delaware
FON LLC	Delaware
GENA, LLC	Delaware
KEYSTONE CAPITAL COMPANY	Washington
MMI (SC) QRS 11-11, LLC	Delaware
PAPER LLC	Delaware
PETOSKEY FRANCHISE CORP.	Michigan
PETOSKEY LICENSE CORP.	Michigan
PHONE (LA) LLC	Delaware
PHONE MANAGING MEMBER LLC	Delaware
POLKINVEST SPRL	Brussels, Belgium
QRS 10-18 (FL), LLC	Delaware
QRS 11-12 (FL), LLC	Delaware
QRS 11-14 (NC), LLC	Delaware
QRS 11-2 (AR), LLC	Delaware
QRS 11-41 (AL), LLC	Delaware
QUEST-US WEST (AZ) QRS 11-68, LLC	Delaware
RED BANK ROAD LLC	Delaware
THREE AIRCRAFT SEATS (DE) LP	Delaware
THREE CABIN SEATS (DE) LLC	Delaware
TORREY PINES, LLC	Delaware
UK WPC MANAGEMENT LLC	Delaware
UP CD LLC	Delaware
WP CAREY DEVELOPMENT LLC	Delaware